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                                                                    EXHIBIT 5

                           Morgan, Lewis & Bockius LLP
                                Counselors at Law
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                            Telephone: (215) 963-5000
                               Fax: (215) 963-5299

August 9, 1996

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA 19462

Re:      Magainin Pharmaceuticals Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 2,568,659 shares (the "Shares") of the common stock, par value $.002 per share, of the Company (the "Common Stock"), to be sold by the Selling Stockholders named in the Registration Statement. Of the Shares, 1,556,763 Shares (the "Original Shares") were issued to the Selling Stockholders pursuant to Purchase Agreements, each dated as of August 6, 1996, between the Company and the Selling Stockholders (the "Purchase Agreements") and 1,011,896 Shares (the "Warrant Shares") will be issued from time to time upon exercise of warrants, each dated August 6, 1996 (the "Warrants"), by the Selling Stockholders.

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation and Bylaws; (c) the Purchase Agreements; (d) the Warrants; and (e) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

In our opinion, the Original Shares are legally issued, fully paid and non-assessable and the Warrant Shares, when issued pursuant to the terms of the Warrants, will be legally issued, fully paid and non-assessable.
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Magainin Pharmaceuticals Inc.
August 9, 1996
Page 2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP